As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genasys Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0361799
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Genasys Inc.

16262 West Bernardo Drive

San Diego, California 92127

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2015 Equity Incentive Plan

(Full Title of the Plan)

Richard S. Danforth

Chief Executive Officer

Genasys Inc.

16262 West Bernardo Drive

San Diego, California 92127

(Name and Address of Agent for Service)

(856) 676-1112

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joshua E. Little, Esq.

Dentons Durham Jones Pinegar P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	5,000,000 shares (1)	$5,425 (2)	$27,125,000	$2,960

(1)

Represents an additional 5,000,000 shares of Common Stock available for future issuance under the Amended and Restated 2015 Equity Incentive Plan (the “Equity Plan”) pursuant to the amendment of the Equity Plan approved by the stockholders of the Company on March 16, 2021, which increased the shares of Common Stock available for issuance under the Equity Plan by 5,000,000. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Equity Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Equity Plan. Accordingly, pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $5,425, which is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Select Market on May 13, 2021.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the Equity Plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional aggregate 5,000,000 shares of Common Stock for issuance under the Equity Plan. In accordance with Instruction E to Form S-8, the contents of the following prior registration statement on Form S-8, previously filed with respect to the Equity Plan (the “Prior Registration Statements”), are hereby incorporated by reference:

●	With respect to the Equity Plan, the Company previously registered 5,000,000 shares of Common Stock on Form S-8 filed with the Commission on May 28, 2015 (File No. 333-204507).

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Equity Plan. The documents containing the information specified in Part I will be delivered to the participants in the Equity Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference:

●	our Annual Report on Form 10-K for the year ended September 30, 2020, filed with the Commission on December 10, 2020;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on January 27, 2021 that are deemed “filed” with the Commission;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021, filed with the Commission on February 10, 2021 and May 13, 2021, respectively;

●	our Current Reports on Form 8-K filed with the Commission on October 5, 2020, November 5, 2020, December 9, 2020, February 9, 2021, March 17, 2021, March 19, 2021 and May 13, 2021;

●

the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended September 30, 2020, filed with the Commission on December 10, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished, including under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.         Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
5.1	Opinion of Dentons Durham Jones Pinegar P.C., filed herewith	X

10.1*	LRAD Corporation 2015 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	03/24/15	000-24248

10.2*	LRAD Corporation Amended and Restated 2015 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	03/16/17	000-24248

10.3*	Amendment to the Amended and Restated 2015 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	3/19/21	000-24248

23.1	Consent of Independent Registered Public Accounting Firm, Baker Tilly US, LLP, filed herewith	X

23.2	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 14, 2021.

GENASYS INC.

By:	/s/ Richard S. Danforth
Richard S. Danforth
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Genasys Inc. (the “Company”), hereby severally constitute and appoint Richard S. Danforth, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Richard S. Danforth	Chief Executive Officer and Director	May 14, 2021
Richard S. Danforth	(Principal Executive Officer)

/s/ Dennis D. Klahn	Chief Financial Officer	May 14, 2021
Dennis D. Klahn	(Principal Financial and Accounting Officer)

/s/ General John G. Coburn	Chairman of the Board of Directors	May 14, 2021
General John G. Coburn

/s/ Scott L. Anchin	Director	May 14, 2021
Scott L. Anchin

/s/ Laura M. Clague	Director	May 14, 2021
Laura M. Clague

/s/ Daniel H. McCollum	Director	May 14, 2021
Daniel H. McCollum

/s/ Richard H. Osgood III	Director	May 14, 2021
Richard H. Osgood